UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2006

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On July 19, 2006, Plains All American Pipeline, L.P. (the “Partnership”), Pacific Energy Partners, L.P., a Delaware limited partnership (“PPX”), Pacific Energy GP, LP, a Delaware limited partnership and the general partner of PPX, Pacific Energy Management LLC, a Delaware limited liability company, Plains AAP, L.P., a Delaware limited partnership, and Plains All American GP LLC, a Delaware limited liability company, entered into the First Amendment to Agreement and Plan of Merger which amended and restated in its entirety Section 7.1(d) of that certain Agreement and Plan of Merger among the parties dated as of June 11, 2006 (the “Original Agreement”).

The First Amendment to Agreement and Plan of Merger provides that on or prior to the 30th day following the day on which the effective time of the merger occurs, the Partnership shall pay or cause to be paid certain retention benefits to specified employees, rather than payment prior to the effective time of the merger by PPX, as contemplated in the Original Agreement.

Item 9.01       Financial Statements and Exhibits.

(d)        Exhibits.  The following exhibit is filed as part of this Current Report on Form 8-K:

2.1         First Amendment to Agreement and Plan of Merger, dated July 19, 2006, by and among Pacific Energy Partners, L.P., Pacific Energy GP, LP, Pacific Energy Management LLC, Plains All American Pipeline, L.P., Plains AAP, L.P. and Plains All American GP LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	Plains AAP, L.P., its general partner

By:	Plains All American GP LLC, its general partner

By:	/s/ Greg L. Armstrong
	Name:	Greg L. Armstrong
	Title:	Chairman of the Board and
Chief Executive Officer

Date: July 20, 2006

EXHIBIT INDEX

2.1                  First Amendment to Agreement and Plan of Merger, dated July 19, 2006, by and among Pacific Energy Partners, L.P., Pacific Energy GP, LP, Pacific Energy Management LLC, Plains All American Pipeline, L.P., Plains AAP, L.P. and Plains All American GP LLC.